Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

December 13, 2017

Helios and Matheson Analytics Inc.
Empire State Building, 350 Fifth Avenue

New York, New York 10118

Ladies and Gentlemen:

We have acted as counsel to Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) with respect to (i) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Equity Warrants”), and (iii) units consisting of any combination of the Common Stock and Equity Warrants (the “Units”). The Common Stock, Equity Warrants and Units are each referred to herein as a “Security,” and collectively as the “Securities”. The Securities being registered under the Registration Statement will have an aggregate offering price of up to $10,000,000 and will be offered from time to time pursuant to Rule 415 under the Securities Act. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-212550), which became effective on September 30, 2016, including the prospectus which forms a part of such Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement dated December 13, 2017 and from time to time by one or more prospectus supplements (each, a “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

As counsel to the Company in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities. We have also examined the Registration Statement and the Prospectus as filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement and the Prospectus, the shares of Common Stock will be validly issued, fully paid and non-assessable and, in the case of the Equity Warrants and the Units, will be validly issued and binding obligations of the Company.

This opinion is opining upon and is limited to the current federal laws of the United States and the Delaware General Corporation Law as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP